UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2010

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Second Street

San Francisco, CA 94105

(Address of principal executive offices, with zip code)

(415) 348-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 26, 2010, LookSmart, Ltd. (the “Company”) received written notification from The Nasdaq Stock Market (“Nasdaq”) that the Company has regained compliance with Nasdaq Marketplace Rule 5450(a)(1) (the “Rule”), which requires that the Company maintain a minimum bid price of $1.00 per share for continued inclusion on The Nasdaq Global Market. The closing bid price of the Company’s common stock was at or above $1.00 per share for the 10 business days ending on April 23, 2010.

As previously announced, on March 9, 2010, the Company received a notice from the Nasdaq staff indicating that the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Market, as set forth in the Rule. The Company was provided a grace period of 180 days to regain compliance with the Rule. As a result of the Company having satisfied the minimum bid requirement for at least 10 consecutive business days, the Nasdaq staff has advised the Company that the matter is now closed.

A copy of the Company’s press release announcing receipt of the foregoing notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release entitled “LookSmart Regains Compliance with Nasdaq Minimum Bid Price Requirement,” dated April 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ STEVE MARKOWSKI
Steve Markowski
Chief Financial Officer

Date: April 28, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release entitled “LookSmart Regains Compliance with Nasdaq Minimum Bid Price Requirement,” dated April 28, 2010.